UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                                 Amendment No. 1

                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          R D & G HOLDINGS CORPORATION
                     -------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                    ---------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      2300
                       ----------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   27-1431569
                      ------------------------------------
                     (I.R.S. Employer Identification Number)

                            1885 W. Dartmouth, Unit 1
                               Englewood, CO 80110
                                 (720) 833-0600
                      ------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                  Timothy Evans
                            1885 W. Dartmouth, Unit 1
                               Englewood, CO 80110
                                 (720) 833-0600
           -----------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

 As soon as practicable after the effective date of this Registration Statement
 ------------------------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

 Large accelerated filer [ ]                  Accelerated filer [ ]

 Non-accelerated filer   [ ]                  Smaller reporting company [X]
(Do not check if a smaller reporting company)


                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                             Maximum       Maximum
Securities              Amount       Offering      Aggregate      Amount of
   to be                to be        Price Per     Offering      Registration
Registered            Registered     Share (1)       Price           Fee
----------            ----------     ---------     ---------     ------------

Common stock (2)
-----------------------------------------------------------------------------

Total                10,000,000        $0.10       $1,000,000        $136
-----------------------------------------------------------------------------

(1)  Offering  price  computed in  accordance  with Rule 457 (c).
(2)  Shares of common stock offered by the Company.

     Pursuant  to  Rule  416,   this   Registration   Statement   includes  such
indeterminate number of additional securities as may be required for issuance as a result of any stock dividends, stock splits or similar transactions.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                          R D & G HOLDINGS CORPORATION

                                  Common Stock

                                10,000,000 shares

     By means of this prospectus we are offering for sale up to 10,000,000 shares of common stock at a price of $0.10 per share.

     The shares we are offering will be sold directly by our executive officers. We will not pay any commissions or other form of remuneration in connection with the sale of these shares.

     The offering of our shares is being conducted on a "self-underwritten" basis. There is no minimum number of shares required to be sold. All proceeds from the sale of these shares will be delivered directly to us and will not be deposited in any escrow account. If all shares are sold, we will receive gross proceeds of $1,000,000. We plan to end the offering on October 31, 2013.
However, we may, at our discretion, end the offering sooner or extend the offering until December 31, 2013.

     As of the date of this prospectus there was no public market for our common stock. As of the date of this prospectus, an application had not been made to have our common stock quoted on the OTC Bulletin Board.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY
PROSPECTIVE  INVESTORS,   SEE  "RISK  FACTORS"  BEGINNING  ON  PAGE  3  OF  THIS
PROSPECTUS.



                The date of this prospectus is ___________, 2013

                                     SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED DESCRIPTIVE INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND SHOULD CONSIDER, AMONG OTHER FACTORS, THE MATTERS SET FORTH UNDER THE "RISK FACTORS."

General

     We were incorporated in Colorado in August 2012. We have been in the business of providing screen printing and embroidery services since 1992. Prior to August 2012 we operated through RD & G, LLC, a Colorado limited liability company formed in December 2009. Prior to December 2009 we operated as River Graphics, Inc. and River Designs, Inc., both Colorado corporations, established in 1992 and 2002 respectfully. On December 3, 2009 RD&G, LLC acquired River Graphics and River Designs. On August 3, 2012 we acquired RD&G, LLC Our executive offices are located at 1885 W. Dartmouth, Unit 1, Englewood, CO 80110. Our telephone number is 720-833-0600.


     Shown below is a chart illustrating our corporate structure and ownership interest in each subsidiary.

                            [ RD & G Holdings, Inc. ]
                                        I
                                 [ RD & G, LLC ]
                      (wholly owned by RD&G Holdings, Inc)

                                       I I
                      [ River Graphics ] [ River Designs ]
                        (both wholly owned by RD&G, LLC)

     As of August 31, 2013, we had 15,000,000 outstanding shares of common stock.


The Offering

By means of this prospectus:

      We are offering to sell up to 10,000,000 shares of common stock at a price of $0.10 per share.

      There is no minimum number of shares required to be sold in this offering and as a result we cannot guarantee that any funds will be raised in this offering.

      We intend to use the net proceeds, if any, from the sale of the shares we are offering to expand our operations by purchasing additional equipment, hiring additional personnel, and improving our warehouse facility.


      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and the need for additional capital. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

Forward Looking Statements

     This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from our projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

     The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect our business and this offering. These risk factors discuss all material risks which pertain to an investment in us. If any of the risks discussed below materialize, our common stock could decline in value or become worthless.

Risk Factors Related to our Business


     Our future operations may not be profitable and as a result any investment in our Company may not have any value. We incurred a net operating loss of $(63,766) during the six months ended June 30, 2013 and net losses of $(8,775) and $(152) during the years ended December 31, 2011 and 2012, respectively. We cannot assure you that, in the future, we can achieve or sustain profitability. Profits, if any, will depend upon various factors, including whether we will be able to increase sales and control costs. Unless and until we are profitable, we will need to continue to raise enough capital to fund the costs of our operations. There can be no assurance that we will be profitable or that the securities which may be sold in this offering will have any value.

     A fire which occurred in March 2013 has had a material adverse effect on our operations and has resulted in a loss of revenue which we may never be able to replace. In March 2013 we experienced a catastrophic fire which destroyed our plant, equipment and inventory, resulting in an extraordinary loss of $(50,637). As a result of the fire, we were unable to operate during April 2013. We were only able to operate at 50% capacity between May 2013 and August 2013, which resulted in the loss of two ASI customers, which may or may not return. As of September 1, 2013, we had resumed operating at 100% capacity.

     Our failure to obtain capital may significantly restrict our proposed operations which may have a material adverse effect on our business. We need additional capital to expand our business and pay amounts we have borrowed. Our offering is being conducted on a "best efforts" basis. There is no minimum amount which is required to be raised in our offering and all proceeds from the sale of the shares will be delivered to us. If only a small number of shares are sold the amount received from this offering may provide us little benefit. In addition, the price of the stock purchased by investors may be negatively impacted because there is no minimum amount of shares which are required to be sold pursuant to this offering. Even if all shares offered are sold, we may need additional capital. Our issuance of equity or equity-related securities to raise capital will dilute the ownership interest of existing shareholders.

     We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to change our business plan.

     The promotional products industry is highly fragmented and competitive and if we are unable to compete we may not be able to generate income. Certain competitors in the promotional products industry are affiliated with significantly larger companies which have greater financial resources than us. Entry into the promotional products industry is generally not difficult, and new competitors regularly enter the industry. The promotional products industry also competes against other advertising media, such as television, radio, newspaper, magazines, billboards and the Internet.

     We may not be able to develop new products and as a result we may not be able to generate revenue. We believe that the key to our success is our ability to develop new products. If we are unable to do so, we may not be able to effectively compete in our industry.


     Our future sales could be affected by a number of factors which are beyond our control. We may have difficulty increasing our sales as the Promotional Products Industry is highly competitive. Many of our competitors are substantially larger than we are and have greater financial resources and broader name recognition. Screen printing and embroidery services may be purchased from a wide variety of sources. In addition, the Promotional Products Industry may not be as large as we think and expected growth in this market may not continue. A decline in the sales of our services could have a material averse effect on our business.

     The loss of either of our officers would adversely affect our business. We depend on the services of our officers, Larry Parsons and Timothy Evans. We do not have employment agreements with Mr. Evans or Mr. Parsons and we do not carry key man life insurance on Mr. Evans or Mr. Parsons. The loss or limitation of Mr. Evans or Mr. Parsons services would have a material adverse effect upon our business, financial condition and results of operations.


     The fact that our auditors have expressed doubt as to our ability to continue in business may impair our ability to obtain capital. In their report on our December 31, 2012 financial statements, our auditors expressed substantial doubt as to our ability to continue as a going concern. This qualification could impair our ability to finance operations through the sale of debt or equity securities. Our ability to continue as a going concern will depend, in large part, on our ability to obtain additional financing and generate positive cash flow from operations, neither of which is certain. If we are unable to achieve these goals, our business would be jeopardized and we may not be able to continue operations. If we are unable to continue operations the common stock sold in this offering may not have any value.

     Ownership could be diluted by future issuances of our stock, options, warrants or other securities. Ownership in our company may be diluted by future issuances of capital stock or the exercise of options or warrants, or the conversion of notes we may issue in the future. In particular, we may sell securities in the future in order to finance operations, expansions or particular projects or expenditures without obtaining the approval of the holders of our common stock.

     We could incur increased costs as a result of being a publicly traded company. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), as well as rules subsequently implemented by the Securities and Exchange Commission (the "SEC"), have required changes in corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and/or costly. In addition, as a public company, we will incur the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws.


Risk Factors Related to this Offering

     As of the date of this prospectus there was no public market for our common stock and if no public market develops, purchasers of the shares offered by this prospectus may be unable to sell their shares. Although we plan to have our shares quoted on the OTC Bulletin Board after the termination of our offering, we may not be successful in this regard. Even if a public market for our common stock develops, trading may be sporadic and the quoted price for our common stock could be volatile.

     Should a market for our common stock ever develop, disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our shares and investors may find it difficult to sell their shares. Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

     Because there is no public market for our common stock, the price for the shares we are offering was arbitrarily established, does not bear any relationship to our assets, book value or net worth, and may be greater than the price which investors in this offering may receive when they resell our shares. Accordingly, the offering price of our common stock should not be considered to be any indication of the value of our shares. The factors considered in determining the offering price include our future prospects and the likely trading price for our common stock if a public market ever develops.

     Even if all shares offered by this prospectus are sold, our two officers and directors will own 60% of our outstanding shares and will be able to exercise significant control over our operations. As a result, investors in this offering may not be able to elect any of our directors or adopt any resolution at any meeting of our shareholders. Refer to the "Principal Shareholders" section of this prospectus for more information.

                       DILUTION AND COMPARATIVE SHARE DATA


     As of June 30, 2013 we had 15,000,000 outstanding shares of common stock, which had a negative net tangible book value as of that date of approximately $(0.04) per share. If all shares we are offering are sold (of which there can be no assurance), investors will own 10,000,000 shares or 40% of our common stock, for which they will have paid $1,000,000 and our present shareholders will own 60% of our common stock. If less than all shares offered are sold, the percentage ownership of the investors in this offering will be less and the dilution to the investors will be greater than if all shares offered were sold.


     The following table illustrates per share dilution and the comparative stock ownership of our stockholders as compared to the investors in this offering, based upon the number of shares sold.


Shares outstanding as of June 30, 2013       15,000,000    15,000,000    15,000,000     15,000,000


Shares to be sold in this offering            2,500,000     5,000,000     7,500,000     10,000,000

Shares to be outstanding upon completion
   of offering                               17,500,000    20,000,000    22,500,000     25,000,000


Negative net tangible book value per share
   as of June 30, 2013                     $      (0.00)  $     (0.00)  $     (0.00)   $     (0.00)


Offering price, per share                  $       0.10   $      0.10   $      0.10    $      0.10

Net tangible book value after offering     $       0.01   $      0.02   $      0.03    $      0.04

Dilution to investors in this offering     $       0.09   $      0.08   $      0.07    $      0.06


Gain to existing shareholders              $       0.01   $      0.02   $      0.03    $      0.04


Equity ownership by investors in this offering      14%           25%           33%            40%

Equity ownership by present shareholders
   after this offering                              86%           75%           67%            60%

      We do not have any outstanding options, warrants or similar securities which could allow for the purchase of additional shares of our common stock.

                                 USE OF PROCEEDS

     The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                                       Gross Offering Proceeds
                                              $250,000   $500,000    $750,000    $1,000,000
                                              --------   --------    --------    ----------

12-head embroidery machine ($105,000 each)               $105,000    $105,000      $210,000


8-head embroidery machine ($65,000 each)        65,000     65,000      65,000        65,000


6 head embroidery machine ($50,000 each)        50,000     50,000      50,000        50,000

Automatic press ($65,000 each)                  65,000     65,000     130,000       130,000

Manual press ($15,000 each)                                15,000      15,000        45,000


Industrial dryers ($20,000 each)                    --         --      40,000        40,000

Computer equipment                                         15,000      15,000        35,000

Office manager                                      --     35,000      35,000        35,000

Warehouse manager                                   --         --          --        35,000


Salary increases and additional personnel (1)       --         --     120,000       180,000

Repayment of debt (2)                               --     40,000      40,000        40,000


Marketing                                           --     40,000      40,000        40,000

Lease additional warehouse space                    --         --      25,000        25,000


Offering expenses                               70,000     70,000      70,000        70,000
                                              --------   --------    --------    ----------

                                              $250,000   $500,000    $750,000    $1,000,000
                                              ========   ========    ========    ==========

(1) If $750,000 is raised, our two officers, who are also our two directors, will receive salary increases of $25,000 each. If $1,000,000 is raised, our two officers will receive additional salary increases of $25,000 each.

(2) During the year ended December 31, 2012 we borrowed $40,000 from an unrelated third party. The $40,000 borrowed during 2012 was used for opening expenses, repayment of debt, and the expenses associated with this offering, including the audit of our financial statements. The $40,000 borrowed from the third party does not bear interest, is unsecured and is due on demand.

     An embroidery machine is used to sew art work, logos, words and phrases on hats, t-shirts, and similar types of apparel. A 12-head machine can embroider twelve items at one time, as opposed to an 8-head machine, which can embroider eight items at one time or a 6-head machine, which can embroider 6 items at one time.


     Automatic and manual presses are used to screen print art work, logos, words, and phrases on various types of clothing (hats, t-shirts, sweat shirts, pullovers, etc.). An automatic press can screen print an item 2 to 3 times faster than a manual press. An automatic press can also screen print twice as many colors as a manual press.

      If less than $250,000 is raised in this offering, the offering proceeds will be allocated in the following priority:

     o    Purchase of  embroidery  machine  (8-head);
     o    Purchase of automatic press.


     The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by us. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. For example, and depending on the future development of our business, we may switch the types of embroidery machines or presses we decide to purchase.


     There is no commitment by any person to purchase any of the shares of common stock which we are offering and there can be no assurance that any shares will be sold.

     As of the date of this prospectus we did not have any commitments from any person to provide us with any additional capital and there can be no assurance that additional capital will be available to us in the future.

     Pending expenditure of the proceeds of the offering substantially in the manner described above, we will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments.

                            MARKET FOR COMMON STOCK.

     Our common stock is not quoted on any exchange and there is no public trading market for our securities.


      As of June 30, 2013, we had 15,000,000 outstanding shares of common stock and two shareholders of record. None of our outstanding shares of common stock can be sold pursuant to Securities and Exchange Commission Rule 144. We do not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of our capital stock.


     Holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors. The Board of Directors is not obligated to declare a dividend. No dividends have ever been declared and we do not anticipate or intend upon paying dividends for the foreseeable future.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                            OF RESULTS OF OPERATIONS

     Material changes of certain items in our Statement of Operations for the year ended December 31, 2012, as compared to the same period last year, are discussed below.

                         Increase (I)
Item                    or Decrease (D)   Reason

Gross profit, as a
  % of sales                  I           Significantly  higher  contract  sales  during the
                                          period as  opposed  to retail  sales.  In the case
                                          of contract sales,  the customer  provides the raw
                                          materials.  As a  result,  cost of  sales  consist
                                          primarily of labor.

Operating expenses            I           Increase in compensation  paid to our officers and
                                          the addition of an employee.


     Material changes of certain items in our Statement of Operations for the six months ended June 30, 2013 as compared to the same period last year, are discussed below.


                         Increase (I)
Item                    or Decrease (D)   Reason


Sales                         D           Between April and August 2013 we culd only operate
                                          on a limited basis due to a fire at our plant.

                                       9


Gross profit, as a
  % of sales                  D           Use of third  parties  to fill a portion  of
                                          our  orders as a result of the March  2013 fire at
                                          our plant.

Operating expenses            I           Legal and accounting expenses associated with this
                                          offering.

Extraordinary Item            I           In March 2013 we  recorded an  extraordinary  loss
                                          of   $50,637   from  fire   damage.   During   the
                                          six-month  period  ended June 30, 2013 we reported
                                          a net gain of $49,363  resulting  from our receipt
                                          in spring 2013 of fire  insurance  proceeds in the
                                          amount of $100,000.

     In March 2013, we experienced a catastrophic fire which destroyed our plant, equipment and inventory, resulting in an extraordinary loss from of $50,637. As a result of the fire, we were unable to operate during April 2013. We were only able to operate at 50% capacity between May 2013 and August 2013, which resulted in the loss of two of our ASI customers, which may or may not return. During the six month period ended June 30, 2013 we received fire insurance proceeds of $100,000. Subsequent to June 30, 2013 we have recovered an additional $110,400 from our insurance carrier. As of September 1, 2013 we had replaced all equipment and inventory that was lost in the fire and were operating at full capacity.

     As explained in the "Business" section of this prospectus, we plan to expand our ASI business since we feel that there is significant growth potential in the ASI market. However, in order to expand our business we will need to acquire additional equipment, hire additional personnel and lease additional space, all of which will depend, in part, upon the amount we are able to raise in this offering. See the section of this prospectus captioned "Use of Proceeds" for more information.


     Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our sales, revenues or income from continuing operations, or liquidity and capital resources.

      The following is an explanation of our material sources and (uses) of cash during the years ended December 31, 2013 and 2012:

                                                   2011            2012
                                                   ----            ----
                                                    $                $

   Cash (used) provided by operations            (9,439)           2,760

   Purchase of equipment                           (975)            (900)

   Capital lease payments                        (7,748)          (8,350)


   Loans                                         50,000           20,000


   Loan payments                                (25,000)         (30,000)

The following is an explanation of our material resources and (uses) of cash during the six months ended June 30, 2012 and 2013.

                                                   2012            2013
                                                   ----            ----
                                                    $                $

   Cash (used) provided by operations               913              737

   Capital lease payments                        (4,098)          (4,415)

   Loans                                             --               --

   Insurance proceeds                                            100,000

   Cash on hand at beginning of the period          13,757        37,267


      Our anticipated cash requirements for the twelve-month period ending September 30, 2014 are as follows:

      Office/manufacturing lease             $ 33,000

      Capital lease payments                 $  5,160

      Loan repayments                        $120,000

     Subsequent to June 30, 2013 we borrowed an additional $30,000 from the father of Tim Evans. This loan is due on demand, bears interest at 6% per year, and is unsecured.


     For at least one year following the date of this prospectus we will have expenses, which we estimate will be at least $25,000, associated with preparing reports on Forms 10-Q and 10-K.


     As of June 30, 2013 we had current assets of $101,546 and total liabilities of $138,981. Included in total liabilities are advances and notes payable in the amount of $120,000. If at least $500,000 is raised in this offering, we plan to use a portion of the offering proceeds to repay advances of $40,000.

     We intend to fund our anticipated cash requirements through our operations, the proceeds from this offering, and/or the private sale of our equity securities or borrowings from third party lenders. However, we do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to change our business plan. We do not have any plans, arrangements or agreements to sell or merge with another company.

Contractual Obligations

      Our material future contractual obligations as of December 31, 2012 were as follows:

                                     Amounts due during years ending,
Item                    Total     2013     2014     2015     2016    Thereafter
----                    -----     ----     ----     ----     ----    ----------

Office/manufacturing
   lease              $132,000  $ 33,000  $33,000   $33,000  $33,000       --


Capital lease
  payments            $ 19,228  $  5,160  $10,320        --       --       --


Loan repayments       $120,000  $120,000       --        --       --       --

Accounting Policies

     See Note 1 to the financial statements included as part of this prospectus for a description of our critical accounting policies.

     We have evaluated the potential impact of the adoption of any new accounting pronouncements and have determined that new accounting pronouncements will not have a material impact on our financial statements.

                                    BUSINESS

General

     We were incorporated in Colorado in August 2012. We have been in the business of providing screen printing and embroidery services since 1992. Prior to August 2012 we operated through RD & G, LLC, a Colorado limited liability company formed in December 2009. Prior to December 2009 we operated as River Graphics, Inc. and River Designs, Inc., both Colorado corporations, established in 1992 and 2002 respectfully. On December 3, 2009 RD&G, LLC acquired River Graphics and River Designs. On August 3, 2012 we acquired RD&G, LLC in exchange for the issuance of 15,000,000 shares of our common stock to our two officers and directors.


     Unless otherwise indicated, all references to us include River Graphics, Inc., River Designs, Inc. and RD&G, LLC.

     We are in the business of providing screen printing and embroidery services to the promotion products industry. We have two main components to our business. The first component focuses on screen printing and embroidering hats, t-shirts and similar apparel for retail stores and resorts. Our second component focus on providing screen printing and embroidering services for companies associated with the Advertising Specialty Institute ("ASI") called ASI Distributors. We currently have approximately 300 clients between our two business segments, 10 of which are ASI distributors that employ, between them, approximately 100 sales representatives.

     A promotional product or advertising specialty is any item imprinted with a logo or slogan and given out to promote a company, organization, products, services, special achievement or event. T-shirt, mugs, pens and keys are popular examples, and just about anything can be imprinted or embroidered. However we only screen print and embroider apparel, bags and hats.

     The advantage advertising specialties have over other media is that they often have practical or functional use, in addition to being effective advertising and branding tools. Recipients often keep them and the advertiser benefits from repeat exposures.

Retailers and Resorts

     We have developed an extensive line of customized hunting and fishing outerwear that we provide for our retail and resort clients, including fishing, hunting and t-shirt shops located throughout the United States. Our most popular items under this line are hats and t-shirts.

     We apply custom graphics to promotional products using silk-screening and embroidering. We are also available to assist clients in creating original artwork.

     All of the products that we sell to our retail and resort clients are manufactured in blank (i.e., without decoration) by third party suppliers according to our specifications. We then screen print or embroider the products as they are designed by us and our retail and resort clients to reflect their brand names, logos, trademarks or other corporate slogans.


      We purchase shirts, hats and other blank garments mostly from local suppliers. Our principal suppliers are:

     o    Imprints Wholesale;
     o    Sanmar Corp.;
     o    Delta Apparel;
     o    Rivers End Trading;
     o    Pacific Fly Group;
     o    Otto Int'l;
     o    Midwest SP;
     o    Rockstar;
     o    Amann USA; and
     o    Garb Int'l.


ASI and the Promotional Products Business

     The ASI is the largest media and marketing organization serving the promotional products or advertising specialty industry, with a membership of approximately 33,000 distributors and 3,500 suppliers. Suppliers market their blank imprintable products to ASI distributors. ASI distributers then market their  designs  to  end-buyers.  Some of the  largest  end users are  healthcare
providers,  banks,  insurance  agencies,   pharmaceutical  and  high  technology
companies, soda companies, beer companies, restaurants, sports teams or other corporations.

     For this business segment, supplies are delivered to us and we screen print or embroider each piece as directed by the ASI distributor. We screen print and embroider for our ASI distributors on a contractual "per piece" basis.

     We plan to expand our ASI business since we feel that there is significant growth potential in the ASI market because distributors can sell products to virtually every company, large or small and in any part of the United States that desires to have garments and promotional items with a logo for advertisement purposes.

     We believe that the growth of the industry in recent years has resulted from the greater acceptance by advertisers of promotional products as an important form of advertising and an increase in the number of ASI distributors. Promotional product advertising generally represents a lower cost alternative to more traditional advertising and, because promotional products are designed for use or display, they provide repeat exposure of an advertiser's message to a targeted audience.

     However, in order to expand our business we will need to acquire additional equipment such as screen printing presses, embroidery machines and dryers as well as hire additional personnel and lease additional space. See the section of this prospectus captioned "Use of Proceeds" for more information.

Competition

     The promotional producer industry and business of screen printing and embroidery services is highly competitive and fragmented. Numerous distributors and operators compete for end buyers. In addition, entry into the promotional products industry is generally not difficult, and new competitors regularly enter the industry. The promotional products industry also competes against other advertising media, such as television, radio, newspapers, magazines, billboards and the Internet. Many of our competitors are substantially larger than we are and have greater financial resources and broader name recognition. Our market is highly sensitive to the introduction of new products that may rapidly capture a significant share of end buyers.

     We may not be able to effectively compete in this intensely competitive environment. In addition, promotional products and screen printing and embroidery services can be purchased of globally. Our products are relatively few compared to the wide variety of products offered by many of our competitors. As a result, our ability to remain competitive depends in part upon the successful introduction of new products and enhancements of existing products.


     Leading competitors in the screen printing and embroidery services business in the Denver, Colorado metropolitan area include Mile High Embroidery and Action Screen Printing. Custom ink is our largest national competitor.

Product Development

     We believe that the key to our success is our ability to expand product offerings by developing new products, imprinting techniques and by applying existing imprinting and decorating methods to create new products.

     We will continue to work with suppliers and distributors in all product categories to identify opportunities to add value to best-selling products without increasing the cost to the distributor.

     We also evaluate materials and processes from other industries for adaptation into our products. Research into emerging imprint technologies, including digital direct printing, laser imaging, heat applied graphics and photopolymer through dimensional graphics is ongoing.

     New overseas supplier relationships are continually being developed to decrease costs of existing products and assist in the development of new products and additional lines.


Distribution

      After garments are screen printed or embroidered, we ship the order directly to customers via third party carriers.


Environmental Matters

     Our facilities are subject to federal, state and local environmental laws and regulations, including those relating to discharges to air, water and land, the treatment, storage and disposal of solid and hazardous waste and the cleanup of properties affected by hazardous substances. We believe that we are in compliance with such laws and regulations and do not anticipate any material adverse effect on our operations or financial condition as a result of our efforts to comply with, or our liabilities under, such laws and regulations. We do not anticipate any material capital expenditures for environmental control facilities or equipment. Some risk of environmental liability is inherent in our business, however, and there can be no assurance that material environmental costs will not arise in the future. In particular, we might incur capital and other costs to comply with increasingly stringent environmental laws and enforcement policies. We do not expect such capital and other costs to have a material adverse effect on our net cash flows.

Employees


     As of August 31, 2013 we had six full time employees and no part time employees. Our full time employees include our officers, Larry Parsons, and Timothy Evans.


Facilities

     Our offices and warehouse are located at 1885 W. Dartmouth, Unit 1, Englewood, CO 80110 and consist of 5,000 square feet which we rent for approximately $2,775 per month. The lease on this space expires on July 31, 2016.

                                   MANAGEMENT

Name               Age    Title
----               ---    -----

Larry Parsons      65     President, Chief Executive Officer and a Director

Timothy Evans      63     Secretary,  Treasurer,  Chief Financial and Accounting
                          Officer and a Director

     Larry Parsons has been our President, Chief Executive Officer and a director since August 2012. Between December 2009 and August 2012 Mr. Parsons was the managing member of RD & G, LLC. Between April 1992 and December 2009 Mr. Parsons was the President of River Graphics, Inc. RD&G, LLC (2009-2012) and River Graphics, Inc. (1992-2009) were both screen printing and embroidery services businesses.

     Timothy Evans has been our Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and a director since August 2012. Between December 2009 and August 2012 Mr. Evans was the managing member of RD & G, LLC. Between October 2002 and December 2009 Mr. Evans was the President of River Designs, Inc. R&DG, LLC (2009-2012) and River Designs, Inc. (2002-2009) were both screen printing and embroidery services businesses.

     We believe that Mr. Parsons and Mr. Evans are qualified to serve as directors due to their experience in the promotional products industry.

     Our two directors are not independent as that term is defined in section 803 of the listing standards of the NYSE MKT. None of our directors qualify as a financial expert as that term is defined by the Securities and Exchange Commission. We do not believe a financial expert is necessary since our revenues for the year ended December 31, 2012 were less than $575,000.

     We have not adopted a Code of Ethics applicable to our principal executive, financial, and accounting officers and persons performing similar functions. We do not believe a Code of Ethics is needed at this time since we have only two officers.

      We do not have a compensation committee. Our two directors serve as our audit committee.

     Our directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

Executive Compensation

      The following table sets forth in summary form the compensation received by our officers during the two year period ended December 31, 2012.

                                                               All Other
                                      Stock   Option           Compen-
Name and Principal           Salary   Bonus   Awards   Awards  sation
   Position          Period    (1)     (2)      (3)     (4)       (5)    Total
------------------   ------  -------  -----   ------  ------  ---------  -----

Larry Parsons         2012   $51,300    --      --      --        --    $51,300
President and         2011   $35,300    --      --      --        --    $35,300
 Chief Executive
 Officer

Timothy Evans         2012   $51,300    --      --      --        --    $51,300
 Secretary, Treasurer 2011   $35,300    --      --      --        --    $35,300
 and Chief Financial
 Officer

     We do not have any consulting or employment agreements with any of our officers or directors. None of the proceeds from this offering will be used to pay our officers for compensation which is accrued but unpaid as of the date of this prospectus. As of the date of this prospectus, we have no immediate plans to pay compensation for past services.

     Our board of directors may increase the compensation paid to our officers depending upon a variety of factors, including the results of our future operations.


      The following table shows the amount which we expect to pay to our executive officers during the twelve months ending September 30, 2014 and the amount of time these officers expect to devote to our business.

                                                     Percentage of Time
                                Projected              to be Devoted
          Name                Compensation (1)       to Our Operations

      Larry Parsons               $50,000                  100%
      Timothy Evans               $50,000                  100%

(1) If $750,000 is raised in this offering, our two officers will receive salary increases of $25,000 each. If $1,000,000 is raised, our two officers will receive additional salary increases of $25,000 each


Stock Options. We have not granted any stock options as of the date of this prospectus. In the future, we may grant stock options to our officers, directors, employees or consultants.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors. Our directors do not receive any compensation pursuant to any standard arrangement for their services as directors. Although our bylaws permit us to pay our directors for attending meetings, we do not compensate our directors for attending meetings.

Transactions with Related Parties and Recent Sales of Securities

     On August 6, 2012 we issued 7,500,000 shares of common stock to Larry Parsons in exchange for his membership interest in RD&G, LLC and 7,500,000 shares of common stock to Timothy Evans in exchange for his membership interest in RD&G, LLC.

     As of June 30, 2013, we owed Timothy Evans, one of our officers and directors, $15,000 for amounts he advanced to us. The loan from Mr. Evans is unsecured, due on demand, and bears interest at 4% per year.

     As of June 30, 2013 we owed the father of Timothy Evans $20,000 for amounts advanced to us. This loan is unsecured, due on demand and bears interest at 6% per year.

     Subsequent to June 30, 2013 we borrowed an additional $30,000 from the father of Tim Evans. This loan is unsecured, bears interest at 6% per year and is unsecured.


                             PRINCIPAL SHAREHOLDERS

     The following table shows the ownership of our common stock as of the date of this prospectus by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.


                                   Shares         Percent of    Percent of
Name and Address of             Beneficially     Class Before   Class After
Beneficial Owner                   Owned           Offering     Offering (1)
---------------------------    --------------    ------------   ------------

Larry Parsons                    7,500,000            50%           30%
1885 W. Dartmouth Ave. #1
Englewood, CO 80110

Timothy Evans                    7,500,000            50%           30%
1885 W. Dartmouth Ave. #1
Englewood, CO 80110

All Executive officers
  and directors as a
  group (2 persons)             15,000,000           100%           60%

(1) Assumes that all shares in this offering are sold. There is no minimum number of shares to be sold in this offering and as a result there is no guarantee that any shares will be sold.

                              PLAN OF DISTRIBUTION


     By means of this prospectus we are offering to the public up to 10,000,000 shares of our common stock at a price of $0.10 per share. We arbitrarily determined the $0.10 offering price and this price does not bear any relationship to our assets, book value or any other generally accepted criteria of value for investment. There is no minimum number of shares to be sold in this offering and as a result we cannot guarantee that any funds will be raised in this offering.


     We will offer the shares through our officers, Timothy Evans and Larry Parsons, on a "best efforts" basis. Timothy Evans and Larry Parsons are not registered with the Securities and Exchange Commission as brokers or dealers. Mr. Evans and Mr. Parsons are not required to be registered as brokers or dealers since neither Mr. Evans nor Mr. Parsons are engaged in the business of buying or selling securities for others.

     In addition, Mr. Evans and Mr. Parsons will be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering. Rule 3a4-1 provides, in part, that an officer of an issuer of securities will not be deemed to be a broker solely by reason of his participation in the sale of the securities of the issuer if the officer:

      (1) Is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, at the time of his participation;

      (2) Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      (3) Is not at the time of his participation an associated person of a broker or dealer;

      (4) The officer primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

      (5) The officer was not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and

      (6) The officer does not participate in selling an offering of securities for any issuer more than once every twelve months.

      Mr. Evans and Mr. Parsons meet the requirements of Rule 3a4-1 since neither of them:

     o are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934;

     o will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the sale of our common stock; and

     o    are an associated person of a broker or dealer.

     In addition, both Mr. Evans and Mr. Parsons:

     o perform, and will perform at the end of the offering, substantial duties for or on behalf of us otherwise than in connection with the offering;

     o have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and

     o have not participated in selling an offering of securities for any issuer during the past twelve months.

     We will not employ any brokers or sales agents to sell these shares and we will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to us. We plan to end the offering on October 31, 2013. However, we may at our discretion end the offering sooner or extend the offering to December 31, 2013.

     We have the right to refuse to accept subscriptions from any person for any reason whatsoever. No subscription shall be deemed to be binding upon us until accepted in writing by our President.

 DESCRIPTION OF SECURITIES


     Our authorized capital consists of 250,000,000 shares of common stock. As of June 30, 2013, we had 15,000,000 outstanding shares of common stock. We have not issued any shares of preferred stock and we do not have any plans to issue any shares of preferred stock.


Common Stock

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each shareholder is entitled to receive a proportionate share of the assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the preferred stock.

     Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the Board of Directors out of funds legally available for dividends. This is after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Transfer Agent

      Transhare Corporation
      4626 S. Broadway
      Englewood, CO 80113
      Phone: 303-662-1112

                                LEGAL PROCEEDINGS

We know of no legal proceedings to which we are a party or to which any of our property is the subject that are pending, threatened or contemplated.

                                 INDEMNIFICATION

     Pursuant to Section 7-109-102 of the Colorado Revised Statutes, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, we have been informed that in the opinion of the U.S. Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                            RD&G HOLDINGS CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2011 and 2012,
                           & June 30, 2013 (Unaudited)

                            RD&G Holdings Corporation
                        Consolidated Financial Statements



                                TABLE OF CONTENTS



                                                             Page

REPORT OF INDEPENDENT REGISTERED
    PUBLIC ACCOUNTING FIRM                                     1


CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets                                    2
Consolidated Statements of Operation                           3
Consolidated Statements of Stockholders' Equity                4
Consolidated Statements of Cash Flows                          5
Notes to Consolidated Financial Statements                     7

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
RD&G Holdings Corporation
Denver, Colorado

I have audited the accompanying consolidated balance sheets of RD&G Holdings Corporation as of December 31, 2011 and 2012 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (country-regionplaceUnited States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RD&G Holdings Corporation as of December 31, 2011 and 2012, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements the Company has suffered an extraordinary fire loss that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter is also described in Note 5. The financial statements do not include any adjustments that might result from the outcom of this uncertainty.

Aurora, Colorado                                /s/ Ronald R. Chadwick, P.C.
June 20, 2013                                   RONALD R. CHADWICK, P.C.

                              RD&G HOLDINGS CORPORATION
                             CONSOLIDATED BALANCE SHEETS

                                       Dec. 31,      Dec. 31,    June 30, 2013
                                         2011          2012       (Unaudited)
                                       --------      --------    -------------
   ASSETS

     Current assets
       Cash                            $ 13,757      $ 37,267       $ 21,363
       Accounts receivable               35,331        50,557         75,689
       Inventory                         12,603         7,801          4,494
          Total current assets           61,691        95,625        101,546
                                       --------      --------       --------

       Fixed assets - net                64,746        52,755         28,753
       Deposits                           3,465         3,465          3,465
                                       --------      --------       --------
         Total Assets                  $129,902      $151,845       $133,764
                                       ========      ========       ========

   LIABILITIES & STOCKHOLDERS' EQUITY

     Current liabilities
       Accounts payable                $  3,981      $  3,601       $  4,288
       Advances payable                      --        40,000         40,000
       Capital lease obligation -
          current portion                 8,350         8,998          4,583
       Notes payable - current portion   90,000        80,000         80,000
       Accrued interest payable             375         1,200          1,250
                                       --------      --------       --------
          Total current liabilties      102,706       133,799        130,121
                                       --------      --------       --------

       Capital lease obligation          17,858         8,860          8,860
                                       --------      --------       --------
     Total Liabilities                  120,564       142,659        138,981
                                       --------      --------       --------
     Stockholders' Equity
       Common stock, no par value;
        250,000,000 shares authorized;
        15,000,000 shares issued and
        outstanding                      29,784        29,784        29,784
           Additional paid in capital        --            --            --
           Retained earnings (deficit)  (20,446)      (20,598)      (35,001)
                                       --------      --------       --------

     Total Stockholders' Equity           9,338         9,186        (5,217)
                                       --------      --------       --------
     Total Liabilities and
       Stockholders' Equity            $129,902      $151,845       $133,764
                                       ========      ========       ========


                   The accompanying notes are an integral part of the consolidated financial statements.

                            RD&G HOLDINGS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                              Six Months     Six Months
                                                                Ended          Ended
                                                               June 30,       June 30,
                                Year Ended     Year Ended        2012           2013
                               Dec. 31, 2011  Dec. 31, 2012   (Unaudited)    (Unaudited)
                               -------------  -------------   -----------    ----------

   Sales                        $  513,612     $  565,104     $ 317,588       $ 218,253
   Cost of goods sold              339,769        342,782       170,973         176,350
                                ----------     ----------     ---------       ---------
   Gross profit                    173,843        222,322       146,615          41,903
                                ----------     ----------     ---------       ---------
   Operating expenses:
     Depreciation                   12,745         12,891         6,419           3,944
     General and administrative    162,580        201,776        71,944          98,874
                                ----------     ----------     ---------       ---------
                                   175,325        214,667        78,363         102,818
                                ----------     ----------     ---------       ---------
   Income (loss) from
     operations                     (1,482)         7,655        68,252         (60,915)
                                ----------     ----------     ---------       ---------
   Other income (expense):
     Interest revenue                    4             --            --              --
     Interest expense               (7,297)        (7,807)       (3,570)         (2,851)
                                ----------     ----------     ---------       ---------
                                    (7,293)        (7,807)       (3,570)         (2,851)
                                ----------     ----------     ---------       ---------

   Income (loss) before
     provision for income taxes     (8,775)          (152)       64,682         (63,766)

   Provision for income tax             --             --            --              --
                                ----------     ----------     ---------       ---------
   Net income (loss)

     before extraordinary item      (8,775)          (152)       64,682         (63,766)

   Extraordinary item - fire
     gain (loss) net of tax             --             --            --          49,363
                                ----------     ----------     ---------       ---------

   Net income (loss)            $   (8,775)    $     (152)    $  64,682       $ (14,403)
                                ==========     ==========     =========       =========

   Net income (loss) per share
    (Basic and fully diluted):
     Operations                      (0.00)         (0.00)         0.00           (0.00)
     Extraordinary item                 --             --            --            0.00
                                ----------     ----------    ----------      ----------
                                     (0.00)         (0.00)         0.00           (0.00)
                                ==========     ==========    ==========      ==========
   Weighted average number
   of common shares outstanding 15,000,000     15,000,000    15,000,000      15,000,000
                                ==========     ==========    ==========      ==========


                   The accompanying notes are an integral part of the consolidated financial statements.

                            RD&G HOLDINGS CORPORATION
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                  Common Stock                              Stock-
                                            Amount   Paid in    Retained    holders'
                               Shares(1)    No Par   Capital    Earnings    Equity
                               ---------    ------   -------    --------    -------
   Balances at December 31,
   2010                       $15,000,000   $29,784  $    --    $(11,671)   $18,113

   Net income (loss) for
   the year                                                       (8,775)    (8,775)
                              -----------   -------  -------    --------    -------

   Balances at December 31,
   2011                       $15,000,000   $29,784  $    --    $(20,446)   $ 9,338

   Net income (loss) for
   the year                                                         (152)      (152)
                              -----------   -------  -------    --------    -------

   Balances at December 31,
   2012                       $15,000,000   $29,784  $    --    $(20,598)   $ 9,186

   Net income (loss) for
   the period                                                    (14,403)   (14,403)
                              -----------   -------  -------    --------    -------
   Balances at
   June 30, 2013 - unaudited  $15,000,000   $29,784  $    --    $(35,001)   $(5,217)
                              ===========   =======  =======    ========    =======


(1) As retroactively restated for a common control acquisition effective August 3, 2012



                   The accompanying notes are an integral part of the consolidated financial statements.

                            RD&G HOLDINGS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Six Months     Six Months
                                                                     Ended          Ended
                                        Year Ended    Year Ended    June 30,       June 30,
                                         Dec. 31,      Dec. 31,       2012           2013
                                           2011          2012      (Unaudited)    (Unaudited)
                                       -----------    ----------   ----------     -----------
    Cash Flows From Operating
    Activities:
         Net income (loss)             $ (8,775)       $ (152)      $  64,682       $(14,403)

    Adjustments to reconcile
      net loss to net cash
      provided by (used for)
      operating activities:
          Depreciation                   12,745        12,891           6,419          3,944
    Extraordinary gain                       --            --              --        (49,363)
    Accounts receivable                     825       (15,226)        (66,008)       (25,132)
    Inventory                             1,015         4,802          (2,400)         2,182

    Insurance proceeds                       --            --              --        100,000

    Accrued payables                    (15,249)          445             913            737
    Net cash provided by (used for)
      operating activities               (9,439)        2,760           3,606         17,965
                                      ---------       -------         -------       --------
    Cash Flows From Investing
    Activities:
      Fixed asset purchases                (975)         (900)             --        (29,454)
      Net cash provided by (used for)
        investing activities               (975)         (900)             --        (29,454)
                                      ---------       -------         -------       --------


                          (Continued On Following Page)

                   The accompanying notes are an integral part of the consolidated financial statements.

                            RD&G HOLDINGS CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (Continued From Previous Page)

                                                                   Six Months     Six Months
                                                                     Ended          Ended
                                        Year Ended    Year Ended    June 30,       June 30,
                                         Dec. 31,      Dec. 31,       2012           2013
                                           2011          2012      (Unaudited)    (Unaudited)
                                       -----------    ----------   ----------     -----------

   Cash Flows From Financing
   Activities:
     Capital lease obligation -
       payments                          (7,748)        (8,350)      (4,098)        (4,415)

      Advances payable                       --         40,000           --             --
      Notes payable - borrowings         50,000         20,000       20,000             --
        Notes payable - payments        (25,000)       (30,000)          --             --
                                      ---------        -------      -------       --------
         Net cash provided by
          (used for)financing
           activities                    17,252         21,650       15,902         (4,415)
                                      ---------        -------      -------       --------
   Net Increase (Decrease) In
     Cash                                 6,838         23,510       19,508        (15,904)
                                      ---------        -------      -------       --------

   Cash At The Beginning of the
     Period                               6,919         13,757       13,757         37,267
                                      ---------        -------      -------       --------

   Cash At The End of the
     Period                              13,757         37,267       33,265         21,363
                                      =========       ========     ========       ========


   Schedule Of Non-Cash Investing And Financing Activities

   None

   Supplemental Disclosure:

     Cash paid for interest              6,922           6,982        3,819          2,801
     Cash paid for income taxes             --              --           --             --


                   The accompanying notes are an integral part of the consolidated financial statements.

                            RD&G HOLDINGS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RD&G Holdings Corporation, was incorporated in the State of StateplaceColorado on August 3, 2012. The Company was formed to act as a holding corporation for RD&G, LLC, which was formed in the State of placeStateColorado on December 3, 2009 and provides custom decorated apparel to resort retail shops, and decorates apparel for specialty products companies. Effective August 3, 2012, in an acquisition classified as a transaction between parties under common control, RD&G Holdings Corporation acquired all the outstanding membership interests of RD&G, LLC in exchange for 15,000,000 RD&G Holdings Corporation common shares, making RD&G, LLC a wholly owned subsidiary of RD&G Holdings Corporation. The combined entities are referred to hereinafter as the "Company". The activity of the Company as reported in financial statements is that of RD&G, LLC through August 2, 2012, and RD&G Holdings Corporation and RD&G, LLC consolidated from August 3, 2012 forward, with equity retroactively restated for the share exchange.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of RD&G Holdings Corporation and its subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

Accounts receivable


The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. At December 31, 2011 and 2012, and June 30, 2013 the Company had no balance in its allowance for doubtful accounts.

                            RD&G HOLDINGS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Property and equipment

Property and equipment are recorded at cost and depreciated under accelerated or straight line methods over each item's estimated useful life.

Revenue recognition


Revenue is recognized on an accrual basis as earned under contract terms. More specifically, upon receipt of an order the details are processed and the work scheduled. All direct costs associated with the order are recorded to cost of goods sold. When work is completed on the order, the product is shipped, and the sale recorded. The Company does not require down payments on orders, and payment terms are generally due in full 30 days after shipment. Returns, which are rare, are charged back to sales.

Advertising costs

Advertising costs are expensed as incurred. The Company had advertising and marketing costs in 2011 and 2012, and for the six months ended June 30, 2013 of $9,125, $9,423 and $800.


Inventories

Inventories, consisting of apparel supplies and finished goods, are stated at the lower of cost or market (first-in, first-out method). Costs capitalized to inventory include the purchase price, transportation costs, and any other expenditures incurred in bringing the goods to the point of sale and putting them in saleable condition. Costs of good sold include those expenditures capitalized to inventory.

Income tax

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Prior to August 2012 the Company operated as a limited liability company, and therefore a pass-through entity for income tax purposes paying no income tax at the corporate level. At end 2012 the Company had no material tax assets or liabilities, current or deferred.

                            RD&G HOLDINGS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Financial Instruments

The carrying value of the Company's financial instruments, as reported in the accompanying balance sheets, approximates fair value.

Long-Lived Assets

In accordance with ASC 350, the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

NOTE 2. FIXED ASSETS

Fixed asset values recorded at cost are as follows:

                                                 June 30,
                                    ---------------------------------
                                     2011        2012          2013
                                    -------     -------      -------

Office equipment                  $  2,000     $  2,000      $     --
Machinery                           87,065       87,065        29,454
                                 ---------     --------      --------
                                    89,065       89,965        29,454
Less accumulated depreciation      (24,319)     (37,210)         (701)
                                 ---------     --------      --------
Total                            $  64,746     $ 52,755      $ 28,753
                                 =========     ========      ========

The Company's fixed assets at end March 2013 were destroyed by fire. Replacement purchasing began in 2nd quarter 2013.

Depreciation expense in 2011 and 2012, and for the six months ended June 30, 2013 was $12,745, $12,891, and $3,944.

NOTE 3. NOTES PAYABLE


The Company at December 31, 2011 and 2012, and June 30, 2013 had $90,000, $80,000 and $80,000 in notes payable outstanding, respectively, unsecured save for one $25,000 note secured by Company machinery, due on demand, and bearing interest at 6% per annum. Notes with a principal balance of $25,000 (2011) and $35,000 (2012 & 2013) are due to an officer and his father. Accrued interest payable due on the notes at December 31, 2011 and 2012, and June 30, 2013 was $375, $1,200 and $1,250 respectively, and interest expense for 2011 and 2012, and for the six months ended June 30, 2013 was $5,013, $6,125 and $2,250 respectively.


In 2012 an individual advanced the Company $40,000 for working capital needs, on a non-interest bearing, due on demand basis.

NOTE 4. LEASE COMMITMENTS


The Company through June 2013 rented building space under a lease with an original term through February 2016. The lease was terminated by mutual consent near the end of the second quarter due to an on site fire in March 2013. No material costs were paid in the second quarter of 2013. Rent expense incurred under the lease in 2011 and 2012, and for the six months ended June 30, 2013 was approximately $30,000, $33,000 and $8,000. The Company subsequent to the March 2013 fire then leased space at a temporary site on a month to month basis, incurring rent costs through June 2013 of approximately $4,400. In July 2013 the Company entered into a building lease expiring in July 2016, which is noncancellable and carries no additional renewal option. Subsequent to June 30, 2013 future minimum payments under the lease are approximately: 2013 $15,600, 2014 $33,000, 2015 $34,800, 2016 $17,400. The Company also carries an equipment lease which runs through December 2013, requiring monthly payments of $307 per month. The equipment lease is classified as an operating lease. Rent expense incurred under the lease in 2011, 2012 and for the six months ended June 30, 2013 was approximately $3,700, $3,700 and $1,850. Subsequent to June 30, 2013 future minimum payments under the equipment lease are approximately $1,850 in 2013.

The Company has a capital lease on screen printing equipment recorded to fixed assets at $41,146. Depreciation expense attributable to the capital lease in 2011 and 2012 was $5,878 each year, and $1,470 for the six months ended June 30, 2013. The total future minimum lease payments at end 2011, 2012 and June 30, 2013 were $29,260, $19,228, and $13,443, with imputed interest needed to reduce the net minimum lease payments to present value at each date of $3,052, $1,370, and $769. Minimum lease payments by year subsequent to June 30, 2013 are: 2013 $5,160, 2014 $10,320.


NOTE 5. GOING CONCERN

The Company at the end of March 2013 experienced a catastrophic fire which destroyed the Company's plant, equipment and inventory. The Company recognized a loss from fire damage of $50,637, but in the second quarter received $100,000 from insurance resulting in a net gain of $49,363. The Company has replaced some equipment pieces and currently is attempting to fulfill orders partially through internal operations and through third parties. The Company is conducting business on a limited basis. This condition raises substantial doubt about the Company's ability to continue as a going concern.


The Company may raise additional capital to resume full operations through the sale of its equity securities, through an offering of debt securities, or through borrowings from financial institutions. By doing so, the Company hopes to fully rebuild its business and conduct profitable operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern.

                            RD&G HOLDINGS CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these financial statements on August 25, 2013 and determined that there are no reportable subsequent events, save for the fire damage described above.

                                TABLE OF CONTENTS
                                                                            Page

PROSPECTUS SUMMARY ....................................................      2
RISK FACTORS ..........................................................      3
DILUTION AND COMPARATIVE SHARE DATA....................................      5
USE OF PROCEEDS .......................................................      6
MARKET FOR COMMON STOCK ...............................................      7
MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF RESULTS OF OPERATIONS .............................................      7
BUSINESS...............................................................      9
MANAGEMENT ............................................................     12
PRINCIPAL SHAREHOLDERS.................................................     14
PLAN OF DISTRIBUTION...................................................     15
DESCRIPTION OF SECURITIES..............................................     16
LEGAL PROCEEDINGS......................................................     17
INDEMNIFICATION .......................................................     17
AVAILABLE INFORMATION..................................................     18
FINANCIAL STATEMENTS...................................................     19

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by RD&G Holdings Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

      Until _______, 2013 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered.

         SEC Filing Fee                                          $     136
         Blue Sky Fees and Expenses                                  1,000
         Legal Fees and Expenses                                    40,000
         Accounting Fees and Expenses                               25,000
         Miscellaneous                                               3,864
                                                                 ---------
                  TOTAL                                          $  70,000
                                                                 =========

         All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

     Section 7-109-102 of the Colorado Revised Statues and our bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 15. Recent Sales of Unregistered Securities.

      On August 6, 2012 we issued 7,500,000 shares of common stock to Larry Parsons in exchange for his membership interest in RD&G, LLC and issued 7,500,000 shares of common stock to Timothy Evans in exchange for his membership interest in RD&G, LLC.

      We relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of the shares. The purchasers of these securities were sophisticated investors who were provided full information regarding our business and operations. There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired these securities for their own accounts. The shares cannot be sold unless pursuant to an effective registration statement or an exemption from registration.

Item 16. Exhibits

      The following Exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name

3.1      Articles of Incorporation

3.2      Bylaws

5        Opinion of Counsel

10.1     Promissory Note (Timothy Evans)

10.2     Promissory Notes (Arthur Evans)

10.3     Promissory Note (James Horning)

10.4     Promissory Note (Mark Rodenbeck)

10.5     Promissory Note (Arthur Evans)

21       Subsidaries

23.1     Consent of Attorneys

23.1     Consent of Accountants

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (i) If the registrant is relying on Rule 430B:

                  (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

            (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser bye means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 10th day of September, 2013.


                                  RD&G HOLDINGS CORPORATION




                                  By: /s/ Larry Parsons
                                      -------------------------------
                                      Larry Parsons, Principal Executive Officer


         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                     Date

/s/ Larry Parsons
---------------------------
Larry Parsons                  Principal Executive,         September 10, 2013
                             Officer and a Director

/s/ Timothy Evans
------------------------
Timothy Evans                 Principal Financial and       September 10, 2013
                             Accounting Officer and
                                a Director

                            RD&G HOLDINGS CORPORATION

                                    FORM S-1


                                    EXHIBITS